Exhibit 99.1

April 16, 2025

Simmons First National Corporation Reports First Quarter 2025 Results

George Makris, Jr., Simmons’ Chairman and Chief Executive Officer, commented on first quarter 2025 results:

We are pleased with our first quarter’s performance, which demonstrated the continued improvement in profitability fundamentals. Increases in loans and customer deposits combined with a decrease in wholesale funding have driven a healthy increase in our net interest margin and positive trends in total revenue.

We increased the loss provision on two specific credit relationships that we have been watching for some time due to unfavorable events that occurred for both since the end of 2024. Otherwise, we believe the asset quality in our portfolio remains sound. We are, though, carefully monitoring the economic volatility in the United States and the world. Financial markets suffer in times of uncertainty, which appears present today, and can threaten the pace of business investment.

We are hopeful for stability in economic policy, which will provide better insight into future growth opportunities. In the meantime, we will continue to invest in our business as well as the communities we serve.

FINANCIAL HIGHLIGHTS	1Q25	4Q24	1Q24	1Q25 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 1Q25 vs 1Q24 unless otherwise noted

•  Total revenue of $209.6 million and PPNR[1] of $65.0 million

•  Adjusted total revenue[1] of $209.6 million and adjusted PPNR[1] of $66.0 million

•  Net interest margin of 2.95%, up 8 bps; the 4th consecutive quarterly increase in net interest margin

•  Cost of deposits at 2.44%, down 16 bps; customer deposits up $183 million

•  Noninterest income of $46.2 million, up 6% linked quarter

•  Noninterest expense includes a $4.3 million charge related to a customer deposit fraud event identified during the quarter

•  Nonaccrual loans include two specific credit relationships totaling $49.8 million

•  $15.6 million of incremental provision expense associated with the two specific credit relationships

•  NCO ratio of 23 bps in 1Q24; 4 bps of NCO ratio associated with run-off portfolio

Total loans	$17,094	$17,006	$17,002
Total investment securities	6,107	6,166	6,735
Total deposits	21,685	21,886	22,353
Total assets	26,793	26,876	27,372
Total shareholders’ equity	3,531	3,529	3,439

PERFORMANCE MEASURES (in millions)
Total revenue	$209.6	$208.5	$195.1
Adjusted total revenue[1]	209.6	208.5	195.1
Pre-provision net revenue[1] (PPNR)	65.0	67.4	55.2
Adjusted pre-provision net revenue[1]	66.0	69.2	57.2
Provision for credit losses on loans	26.8	13.3	10.2

PER SHARE DATA
Diluted earnings	$0.26	$0.38	$0.31
Adjusted diluted earnings[1]	0.26	0.39	0.32
Book value	28.04	28.08	27.42
Tangible book value[1]	16.81	16.80	16.02

ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.23%	0.27%	0.19%
Nonperforming loan ratio	0.89	0.65	0.63
Nonperforming assets to total assets	0.61	0.45	0.41
Allowance for credit losses to loans (ACL)	1.48	1.38	1.34
Nonperforming loan coverage ratio	165	212	212

CAPITAL RATIOS
Equity to assets (EA ratio)	13.18%	13.13%	12.56%
Tangible common equity (TCE) ratio[1]	8.34	8.29	7.75
Common equity tier 1 (CET1) ratio	12.21	12.38	11.95
Total risk-based capital ratio	14.59	14.61	14.43

OTHER DATA
Net interest margin (FTE)	2.95%	2.87%	2.66%
Loan yield (FTE)	6.20	6.32	6.24
Cost of deposits	2.44	2.60	2.75
Loan to deposit ratio	78.83	77.70	76.06
Borrowed funds to total liabilities	5.59	4.92	5.42

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $32.4 million for the first quarter of 2025, compared to $48.3 million in the fourth quarter of 2024 and $38.9 million in the first quarter of 2024. Diluted earnings per share were $0.26 for the first quarter of 2025, compared to $0.38 in the fourth quarter of 2024 and $0.31 in the first quarter of 2024. Adjusted earnings1 for the first quarter of 2025 were $33.1 million, compared to $49.6 million in the fourth quarter of 2024 and $40.4 million in the first quarter of 2024. Adjusted diluted earnings per share1 for the first quarter of 2025 were $0.26, compared to $0.39 in the fourth quarter of 2024 and $0.32 in the first quarter of 2024.

The table below summarizes the impact of certain items, consisting primarily of branch right sizing, early retirement and FDIC special assessments. They are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	1Q25	4Q24	1Q24
Net income	$32.4	$48.3	$38.9
Branch right sizing, net	1.0	1.6	0.2
Early retirement program	—	0.2	0.2
FDIC special assessment	—	—	1.6

Total pre-tax impact	1.0	1.8	2.0
Tax effect[2]	(0.3)	(0.5)	(0.5)

Total impact on earnings	0.7	1.3	1.5

Adjusted earnings[1]	$33.1	$49.6	$40.4

Diluted EPS	$0.26	$0.38	$0.31
Branch right sizing, net	—	0.01	—
Early retirement program	—	—	—
FDIC special assessment	—	—	0.01

Total pre-tax impact	—	0.01	0.01
Tax effect[2]	—	—	—

Total impact on earnings	—	0.01	0.01

Adjusted Diluted EPS[1]	$0.26	$0.39	$0.32

At the end of the first quarter of 2025, two specific credit relationships totaling $49.8 million migrated to nonperforming. The first credit relationship totaling $26.9 million relates to a downtown St. Louis hotel that was originated pre-pandemic and has been on our classified list since April of 2021. This is the only credit relationship within our portfolio located in downtown St. Louis. While the property securing the relationship remains in operation and we believe is entering a stronger season of the year, the borrower experienced seasonal stress during the first quarter of 2025 combined with harsher than usual winter conditions. As a result, we raised our specific reserve level to 63 percent of principal, which we expect to adequately cover any potential loss beyond the combined value of collateral and recourse.

The second credit relationship totaling $22.9 million relating to a fast-food operator primarily resulted from our latest acquisition and has been on our classified list since June of 2024 due to sector-related headwinds and global cash flow concerns with the borrower. While such loan was current on interest as of March 31, 2025, the migration to nonperforming was due, in part, to the fact that we identified a large customer deposit fraud during the first quarter of 2025 that concerned entities affiliated with the borrower (the “Fraud Event”). (Accordingly, total noninterest expense during the first quarter of 2025 included a charge of $4.3 million associated with the Fraud Event.) The specific reserve on this relationship was raised to 61 percent of principal, which we expect to adequately cover any potential loss beyond the combined value of collateral and recourse. In total, the incremental provision expense associated with these two specific credit relationships accounted for $15.6 million of the total $26.8 million of provision for credit losses on loans recorded during the first quarter of 2025.

Net Interest Income

Net interest income for the first quarter of 2025 totaled $163.4 million, compared to $164.9 million in the fourth quarter of 2024 and $151.9 million in the first quarter of 2024. Interest income totaled $307.8 million for the first quarter of 2025, compared to $326.0 million in the fourth quarter of 2024 and $322.6 million in the first quarter of 2024. The decrease in interest income on a linked quarter basis was primarily driven by interest rate cuts at the end of 2024 and the corresponding decline in earning asset yields, lower day count in the comparable quarters and a reduction in swap income given the reduction in interest rates. Interest expense totaled $144.4 million for the first quarter of 2025, compared to $161.0 million in the fourth quarter of 2024 and $170.7 million in the first quarter of 2024. The decrease in interest expense reflected a lower interest rate environment, management’s efforts to proactively manage deposit costs and a reduction in the use of wholesale funding. Included in net interest income is accretion recognized on acquisition related loans, which totaled $1.1 million in the first quarter of 2025, $1.9 million in the fourth quarter of 2024 and $1.1 million in the first quarter of 2024.

The yield on loans on a fully taxable equivalent (FTE) basis for the first quarter of 2025 was 6.20 percent, down 12 basis points from 6.32 percent for the fourth quarter of 2024 and down 4 basis points from 6.24 percent in the first quarter of 2024. Cost of deposits for the first quarter of 2025 was 2.44 percent, down 16 basis points from 2.60 percent in the fourth quarter of 2024 and 31 basis points from 2.75 percent in the first quarter of 2024. The net interest margin on an FTE basis for the first quarter of 2025 was 2.95 percent, up 8 basis points from 2.87 percent in the third quarter of 2024 and up 29 basis points from 2.66 percent in the first quarter of 2024. This marked the fourth consecutive quarter of net interest margin expansion. The increase in net interest margin on a linked quarter basis was primarily due to lower deposits costs, as well as the reduced rate and use of wholesale funding that more than offset a decline on the yield and volume of earning assets.

Select Yield/Rates

	1Q25	4Q24	3Q24	2Q24	1Q24
Loan yield (FTE)[2]	6.20%	6.32%	6.44%	6.39%	6.24%
Investment securities yield (FTE)[2]	3.48	3.54	3.63	3.68	3.76
Cost of interest bearing deposits	3.05	3.28	3.52	3.53	3.48
Cost of deposits	2.44	2.60	2.79	2.79	2.75
Cost of borrowed funds	5.09	5.32	5.79	5.84	5.85
Net interest spread (FTE)[2]	2.30	2.15	1.95	1.92	1.89
Net interest margin (FTE)[2]	2.95	2.87	2.74	2.69	2.66

Noninterest Income

Noninterest income for the first quarter of 2025 was $46.2 million, compared to $43.6 million in the fourth quarter of 2024 and $43.2 million in the first quarter of 2024. The increase in noninterest income on a linked quarter basis was primarily due to increased swap fee income and fair value adjustments on Small Business Investment Company (SBIC) investments, which are included in “Other income” in the table below. The increase in noninterest income on a year-over-year basis was primarily due to increased swap fee income, coupled with increases in wealth management fees and service charges on deposit accounts.

Noninterest Income

$ in millions	1Q25	4Q24	3Q24	2Q24	1Q24
Service charges on deposit accounts	$12.6	$13.0	$12.7	$12.3	$12.0
Wealth management fees	9.6	9.7	9.1	9.2	8.4
Debit and credit card fees	8.4	8.3	8.1	8.2	8.2
Mortgage lending income	2.0	1.8	2.0	2.0	2.3
Other service charges and fees	1.3	1.4	1.5	1.4	1.3
Bank owned life insurance	4.1	3.8	3.8	3.9	3.8
Gain (loss) on sale of securities	—	—	(28.4)	—	—
Other income	8.0	5.6	8.3	6.4	7.2

Total noninterest income	$46.2	$43.6	$17.1	$43.3	$43.2

Adjusted noninterest income[1]	$46.2	$43.6	$45.5	$43.3	$43.2

Noninterest Expense

Noninterest expense for the first quarter of 2025 was $144.6 million, compared to $141.1 million in the fourth quarter of 2024 and $139.9 million in the first quarter of 2024. Included in noninterest expense are certain items consisting of branch right sizing, early retirement and an FDIC special assessment. Collectively, these items totaled $1.0 million in the first quarter of 2025, $1.8 million in the fourth quarter of 2024 and $2.0 million in the first quarter of 2024. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $143.6 million for the first quarter of 2025, $139.3 million in the fourth quarter of 2024 and $137.9 million in the first quarter of 2024. The increase in adjusted noninterest expense on a linked quarter basis reflected increased salaries and benefits primarily due to seasonally higher payroll taxes and the previously mentioned Fraud Event. Excluding the $4.3 million of expenses associated with the Fraud Event, adjusted noninterest expense for the first quarter of 2025 would have been $139.3 million 1, down slightly from fourth quarter 2024 levels.

Noninterest Expense

$ in millions	1Q25	4Q24	3Q24	2Q24	1Q24
Salaries and employee benefits	$74.8	$71.6	$69.2	$70.7	$72.7
Occupancy expense, net	12.7	11.9	12.2	11.9	12.3
Furniture and equipment	5.5	5.7	5.6	5.6	5.1
Deposit insurance	5.4	5.6	5.6	5.4	5.5
Other real estate and foreclosure expense	0.2	0.3	0.1	0.1	0.2
FDIC special assessment	—	—	—	0.3	1.6
Other operating expenses	46.1	46.1	44.5	45.4	42.5

Total noninterest expense	$144.6	$141.1	$137.2	$139.4	$139.9

Adjusted salaries and employee benefits[1]	$74.8	$71.4	$69.2	$70.6	$72.4
Adjusted other operating expenses[1]	45.9	44.7	44.4	44.3	42.4
Adjusted noninterest expense[1]	143.6	139.3	136.8	137.8	137.9
Efficiency ratio	66.94%	65.66%	75.70%	68.38%	69.41%
Adjusted efficiency ratio[1]	64.75	62.89	63.38	65.68	66.42
Full-time equivalent employees	2,949	2,946	2,972	2,961	2,989
Number of financial centers	222	222	234	234	233

Loans and Unfunded Loan Commitments

Total loans at the end of the first quarter of 2025 were $17.1 billion, compared to $17.0 billion at the end of both the fourth quarter of 2024 and the first quarter of 2024. The increase in total loans on a linked quarter basis was primarily due to growth in the commercial real estate, mortgage warehouse and agricultural portfolios. Unfunded loan commitments at the end of the first quarter of 2025 were $3.9 billion, up $149 million, or 4 percent, from fourth quarter 2024 levels. The commercial loan pipeline totaled $1.8 billion at the end of the first quarter of 2025, up 43 percent compared to the fourth quarter of 2024, and ready to close commercial loans totaled $757 million, marking the third consecutive quarterly increase in both metrics.

Loans and Unfunded Loan Commitments

$ in millions	1Q25	4Q24	3Q24	2Q24	1Q24
Total loans	$17,094	$17,006	$17,336	$17,192	$17,002
Unfunded loan commitments	3,888	3,739	3,681	3,746	3,875

Deposits and Other Borrowings

Total deposits at the end of the first quarter of 2025 were $21.7 billion, compared to $21.9 billion at the end of the fourth quarter of 2024 and $22.4 billion at the end of the first quarter of 2024. The decrease in total deposits on a linked quarter basis was primarily due to a decline in time deposits and brokered deposits, offset in part by an increase in interest bearing transaction accounts (checking, money market and savings accounts, and public funds). Other borrowings totaled $1.3 billion at the end of the first quarter of 2025, compared to $1.1 billion at the end of the fourth quarter of 2024. The increase in other borrowings on a linked quarter was primarily due to an increase in FHLB advances.

Deposits

$ in millions	1Q25	4Q24	3Q24	2Q24	1Q24
Noninterest bearing deposits	$4,455	$4,461	$4,522	$4,624	$4,698
Interest bearing transaction accounts	10,621	10,331	10,038	10,092	10,316
Time deposits	3,695	3,796	4,014	4,185	4,314
Brokered deposits	2,914	3,298	3,361	2,940	3,025

Total deposits	$21,684	$21,886	$21,935	$21,841	$22,353

Noninterest bearing deposits to total deposits	21%	20%	21%	21%	21%
Total loans to total deposits	79	78	79	79	76

Asset Quality

Net charge-offs as a percentage of average loans for the first quarter of 2025 were 23 basis points, compared to 27 basis points in the fourth quarter of 2024 and 19 basis points in the first quarter of 2024. Net charge-offs in the first quarter of 2025 included $1.9 million of charge-offs associated with a run-off portfolio consisting of small ticket equipment finance and acquired asset-based lending portfolios (“run-off portfolio”). Net charge-offs from the run-off portfolio accounted for 4 basis points of total net charge-offs during the first quarter of 2025, 6 basis points of total net charge-offs during the fourth quarter of 2024 and 11 basis points of total net charge-offs in the first quarter of 2024.

Total nonperforming loans at the end of the first quarter of 2025 totaled $152.3 million, compared to $110.7 million at the end of the fourth quarter of 2024 and $107.3 million at the end of the first quarter of 2024. The increase in the nonperforming loans on a linked quarter basis and year-over-year basis was primarily due to the two specific credit relationships discussed above that were placed on nonaccrual at the end of the first quarter of 2025. The nonperforming loan coverage ratio ended the first quarter of 2025 at 165 percent, compared to 212 percent at both the end of the fourth quarter of 2024 and the first quarter of 2024. Total nonperforming assets as a percentage of total assets were 61 basis points at the end of the first quarter of 2025, compared to 45 basis points at the end of the fourth quarter of 2024 and 41 basis points at the end of the first quarter of 2024.

Provision for credit losses on loans totaled $26.8 million for the first quarter of 2025, compared to $13.3 million in the fourth quarter of 2024 and $10.2 million in the first quarter of 2024. The increase in provision for credit losses on loans primarily reflected $15.6 million of incremental provision related to the aforementioned two specific credit relationships. The allowance for credit losses on loans at the end of the first quarter of 2025 was $252.2 million, compared to $235.0 million at the end of the fourth quarter of 2024 and $227.4 million at the end of the first quarter of 2024. The allowance for credit losses on loans as a percentage of total loans was 1.48 percent at the end of the first quarter of 2025, compared to 1.38 percent at the end of the fourth quarter of 2024 and 1.34 percent at the end of the first quarter of 2024.

Asset Quality

$ in millions	1Q25	4Q24	3Q24	2Q24	1Q24
Allowance for credit losses on loans to total loans	1.48%	1.38%	1.35%	1.34%	1.34%
Allowance for credit losses on loans to nonperforming loans	165	212	229	223	212
Nonperforming loans to total loans	0.89	0.65	0.59	0.60	0.63
Net charge-off ratio (annualized)	0.23	0.27	0.22	0.19	0.19
Net charge-off ratio YTD (annualized)	0.23	0.22	0.20	0.19	0.19
Total nonperforming loans	$152.3	$110.7	$101.7	$103.4	$107.3
Total other nonperforming assets	10.0	10.5	2.6	3.4	5.0

Total nonperforming assets	$162.3	$121.2	$104.3	$106.8	$112.3

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital

Total stockholders’ equity at the end of the first quarter of 2025 was $3.5 billion, up slightly from the end of the fourth quarter of 2024 and up $92.4 million from $3.4 billion at the end of the first quarter of 2024. The increase on a year-over-year basis was primarily due to an increase of $40.3 million in retained earnings, coupled with a $40.3 million recapture of accumulated other comprehensive income principally associated with the mark-to-market adjustment on AFS investment securities. Book value per share at the end of the first quarter of 2025 was $28.04, compared to $28.08 at the end of the fourth quarter of 2024 and $27.42 at the end of the first quarter of 2024. Tangible book value per share1 at the end of the first quarter of 2025 was $16.81, compared to $16.80 at the end of the fourth quarter of 2024 and $16.02 at the end of the first quarter of 2024.

Total stockholders’ equity as a percentage of total assets at the end of the first quarter of 2025 was 13.2 percent, compared to 13.1 percent at the end of the fourth quarter of 2024 and 12.6 percent at the end of the first quarter of 2024. Tangible common equity as a percentage of tangible assets1 at the end of the first quarter of 2025 was 8.3 percent, up slightly from fourth quarter 2024 levels and up from 7.8 percent reported at the end of the first quarter of 2024. Each of the applicable regulatory capital ratios for Simmons and its principal subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” regulatory guidelines.

Select Capital Ratios

	1Q25	4Q24	3Q24	2Q24	1Q24
Stockholders’ equity to total assets	13.2%	13.1%	12.9%	12.6%	12.6%
Tangible common equity to tangible assets[1]	8.3	8.3	8.2	7.8	7.8
Common equity tier 1 (CET1) ratio	12.2	12.4	12.1	12.0	12.0
Tier 1 leverage ratio	9.8	9.7	9.6	9.5	9.4
Tier 1 risk-based capital ratio	12.2	12.4	12.1	12.0	12.0
Total risk-based capital ratio	14.6	14.6	14.3	14.2	14.4

Share Repurchase Program

During the first quarter of 2025, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program), which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of March 31, 2025, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 7:30 a.m. Central Time on Thursday, April 17, 2025. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10198144. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 116 consecutive years. Its principal subsidiary, Simmons Bank, operates 222 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2024, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks 2025, by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South and by Forbes as one of America’s Best-In-State Banks 2024 in Tennessee and America’s Best-In-State Banks 2024 in Missouri. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, noninterest income, and noninterest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, early retirement program, FDIC special assessment charges and expenses related to the Fraud Event.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities, or the aforementioned two specific credit relationships. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, future economic conditions and interest rates, and the adequacy of reserve levels for loans. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; changes in tariff policies; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); fraud that results in material losses or that we have not discovered yet that may result in material losses; the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; significant increases in nonaccrual loan balances; cyber or other information technology threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2024, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$423,171	$429,705	$398,321	$320,021	$380,324
Interest bearing balances due from banks and federal funds sold	211,115	257,672	205,081	254,312	222,979

Cash and cash equivalents	634,286	687,377	603,402	574,333	603,303
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	3,615,556	3,636,636	3,658,700	3,685,450	3,707,258
Investment securities - available-for-sale	2,491,849	2,529,426	2,691,094	2,885,904	3,027,558
Mortgage loans held for sale	8,351	11,417	8,270	13,053	11,899
Loans:
Loans	17,094,078	17,005,937	17,336,040	17,192,437	17,001,760
Allowance for credit losses on loans	(252,168)	(235,019)	(233,223)	(230,389)	(227,367)

Net loans	16,841,910	16,770,918	17,102,817	16,962,048	16,774,393
Premises and equipment	573,616	585,431	584,366	581,893	576,466
Foreclosed assets and other real estate owned	8,976	9,270	1,299	2,209	3,511
Interest receivable	117,398	123,243	125,700	126,625	122,781
Bank owned life insurance	535,324	531,805	508,781	505,023	503,348
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	93,714	97,242	101,093	104,943	108,795
Other assets	551,112	572,385	562,983	606,692	611,964

Total assets	$26,792,991	$26,876,049	$27,269,404	$27,369,072	$27,372,175

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,455,255	$4,460,517	$4,521,715	$4,624,186	$4,697,539
Interest bearing transaction accounts and savings deposits	11,265,554	10,982,022	10,863,945	10,925,179	11,071,762
Time deposits	5,963,811	6,443,211	6,549,774	6,291,518	6,583,703

Total deposits	21,684,620	21,885,750	21,935,434	21,840,883	22,353,004
Federal funds purchased and securities sold under agreements to repurchase	50,133	37,109	51,071	52,705	58,760
Other borrowings	884,863	745,372	1,045,878	1,346,378	871,874
Subordinated notes and debentures	366,331	366,293	366,255	366,217	366,179
Accrued interest and other liabilities	275,559	312,653	341,933	304,020	283,232

Total liabilities	23,261,506	23,347,177	23,740,571	23,910,203	23,933,049

Stockholders’ equity:
Common stock	1,259	1,257	1,256	1,255	1,254
Surplus	2,515,372	2,511,590	2,508,438	2,506,469	2,503,673
Undivided profits	1,382,564	1,376,935	1,355,000	1,356,626	1,342,215
Accumulated other comprehensive (loss) income	(367,710)	(360,910)	(335,861)	(405,481)	(408,016)

Total stockholders’ equity	3,531,485	3,528,872	3,528,833	3,458,869	3,439,126

Total liabilities and stockholders’ equity	$26,792,991	$26,876,049	$27,269,404	$27,369,072	$27,372,175

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$257,755	$272,727	$277,939	$270,937	$261,490
Interest bearing balances due from banks and federal funds sold	2,703	2,913	2,921	2,964	3,010
Investment securities	47,257	50,162	53,220	55,050	58,001
Mortgage loans held for sale	122	180	209	194	148

TOTAL INTEREST INCOME	307,837	325,982	334,289	329,145	322,649

INTEREST EXPENSE
Time deposits	62,559	70,661	73,937	73,946	73,241
Other deposits	67,895	72,369	78,307	79,087	78,692
Federal funds purchased and securities sold under agreements to repurchase	113	119	138	156	189
Other borrowings	7,714	11,386	17,067	15,025	11,649
Subordinated notes and debentures	6,134	6,505	7,128	7,026	6,972

TOTAL INTEREST EXPENSE	144,415	161,040	176,577	175,240	170,743

NET INTEREST INCOME	163,422	164,942	157,712	153,905	151,906

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	26,797	13,332	12,148	11,099	10,206

TOTAL PROVISION FOR CREDIT LOSSES	26,797	13,332	12,148	11,099	10,206

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	136,625	151,610	145,564	142,806	141,700

NONINTEREST INCOME
Service charges on deposit accounts	12,635	12,978	12,713	12,252	11,955
Debit and credit card fees	8,446	8,323	8,144	8,162	8,246
Wealth management fees	9,629	9,658	9,098	9,187	8,398
Mortgage lending income	2,013	1,828	1,956	1,973	2,320
Bank owned life insurance income	4,092	3,780	3,757	3,876	3,814
Other service charges and fees (includes insurance income)	1,333	1,426	1,509	1,439	1,279
Gain (loss) on sale of securities	—	—	(28,393)	—	—
Other income	8,007	5,565	8,346	6,410	7,172

TOTAL NONINTEREST INCOME	46,155	43,558	17,130	43,299	43,184

NONINTEREST EXPENSE
Salaries and employee benefits	74,824	71,588	69,167	70,716	72,653
Occupancy expense, net	12,651	11,876	12,216	11,864	12,258
Furniture and equipment expense	5,465	5,671	5,612	5,623	5,141
Other real estate and foreclosure expense	198	317	87	117	179
Deposit insurance	5,391	5,550	5,571	5,682	7,135
Other operating expenses	46,051	46,115	44,540	45,352	42,513

TOTAL NONINTEREST EXPENSE	144,580	141,117	137,193	139,354	139,879

NET INCOME BEFORE INCOME TAXES	38,200	54,051	25,501	46,751	45,005
Provision for income taxes	5,812	5,732	761	5,988	6,134

NET INCOME	$32,388	$48,319	$24,740	$40,763	$38,871

BASIC EARNINGS PER SHARE	$0.26	$0.38	$0.20	$0.32	$0.31

DILUTED EARNINGS PER SHARE	$0.26	$0.38	$0.20	$0.32	$0.31

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,531,485	$3,528,872	$3,528,833	$3,458,869	$3,439,126
CECL transition provision (1)	—	30,873	30,873	30,873	30,873
Disallowed intangible assets, net of deferred tax	(1,381,953)	(1,385,128)	(1,388,549)	(1,391,969)	(1,394,672)
Unrealized loss (gain) on AFS securities	367,710	360,910	335,861	405,481	408,016

Total Tier 1 capital	2,517,242	2,535,527	2,507,018	2,503,254	2,483,343

Tier 2 capital
Subordinated notes and debentures	366,331	366,293	366,255	366,217	366,179
Subordinated debt phase out	(132,000)	(132,000)	(132,000)	(132,000)	(66,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	257,769	222,313	220,517	217,684	214,660

Total Tier 2 capital	492,100	456,606	454,772	451,901	514,839

Total risk-based capital	$3,009,342	$2,992,133	$2,961,790	$2,955,155	$2,998,182

Risk weighted assets	$20,621,540	$20,473,960	$20,790,941	$20,856,194	$20,782,094

Adjusted average assets for leverage ratio	$25,619,424	$26,037,459	$26,198,178	$26,371,545	$26,312,873

Ratios at end of quarter
Equity to assets	13.18%	13.13%	12.94%	12.64%	12.56%
Tangible common equity to tangible assets (2)	8.34%	8.29%	8.15%	7.84%	7.75%
Common equity Tier 1 ratio (CET1)	12.21%	12.38%	12.06%	12.00%	11.95%
Tier 1 leverage ratio	9.83%	9.74%	9.57%	9.49%	9.44%
Tier 1 risk-based capital ratio	12.21%	12.38%	12.06%	12.00%	11.95%
Total risk-based capital ratio	14.59%	14.61%	14.25%	14.17%	14.43%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$456,545	$455,869	$455,179	$454,488	$453,805
Mortgage-backed securities	1,048,170	1,070,032	1,093,070	1,119,741	1,142,352
State and political subdivisions	1,856,905	1,857,177	1,857,283	1,857,409	1,855,642
Other securities	253,936	253,558	253,168	253,812	255,459

Total held-to-maturity (net of credit losses)	3,615,556	3,636,636	3,658,700	3,685,450	3,707,258

Available-for-Sale
U.S. Treasury	$699	$996	$1,290	$1,275	$1,964
U.S. Government agencies	52,318	54,547	58,397	66,563	69,801
Mortgage-backed securities	1,380,913	1,392,759	1,510,402	1,730,842	1,845,364
State and political subdivisions	832,898	858,182	898,178	864,190	874,849
Other securities	225,021	222,942	222,827	223,034	235,580

Total available-for-sale (net of credit losses)	2,491,849	2,529,426	2,691,094	2,885,904	3,027,558

Total investment securities (net of credit losses)	$6,107,405	$6,166,062	$6,349,794	$6,571,354	$6,734,816

Fair value - HTM investment securities	$2,929,625	$2,949,951	$3,109,610	$3,005,524	$3,049,281

Simmons First National Corporation	SFNC
Consolidated Loans
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$179,680	$181,675	$177,696	$178,354	$182,742
Other consumer	97,198	127,319	113,896	130,278	124,531

Total consumer	276,878	308,994	291,592	308,632	307,273
Real Estate:
Construction	2,778,245	2,789,249	2,796,378	3,056,703	3,331,739
Single-family residential	2,647,451	2,689,946	2,724,648	2,666,201	2,624,738
Other commercial real estate	8,051,304	7,912,336	7,992,437	7,760,266	7,508,049

Total real estate	13,477,000	13,391,531	13,513,463	13,483,170	13,464,526
Commercial:
Commercial	2,372,681	2,434,175	2,467,384	2,484,474	2,499,311
Agricultural	370,923	261,154	314,340	285,181	226,642

Total commercial	2,743,604	2,695,329	2,781,724	2,769,655	2,725,953
Other	596,596	610,083	749,261	630,980	504,008

Total loans	$17,094,078	$17,005,937	$17,336,040	$17,192,437	$17,001,760

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$235,019	$233,223	$230,389	$227,367	$225,231
Loans charged off:
Credit cards	1,460	1,629	1,744	1,418	1,646
Other consumer	1,133	505	524	550	732
Real estate	4,425	3,810	159	123	2,857
Commercial	4,243	6,796	8,235	7,243	4,593

Total loans charged off	11,261	12,740	10,662	9,334	9,828
Recoveries of loans previously charged off:
Credit cards	211	391	231	221	248
Other consumer	306	279	275	509	333
Real estate	99	275	403	72	735
Commercial	997	259	439	455	442

Total recoveries	1,613	1,204	1,348	1,257	1,758

Net loans charged off	9,648	11,536	9,314	8,077	8,070
Provision for credit losses on loans	26,797	13,332	12,148	11,099	10,206

Balance, end of quarter	$252,168	$235,019	$233,223	$230,389	$227,367

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$151,897	$110,154	$100,865	$102,891	$105,788
Loans past due 90 days or more	494	603	830	558	1,527

Total nonperforming loans	152,391	110,757	101,695	103,449	107,315

Other nonperforming assets:
Foreclosed assets and other real estate owned	8,976	9,270	1,299	2,209	3,511
Other nonperforming assets	978	1,202	1,311	1,167	1,491

Total other nonperforming assets	9,954	10,472	2,610	3,376	5,002

Total nonperforming assets	$162,345	$121,229	$104,305	$106,825	$112,317

Ratios
Allowance for credit losses on loans to total loans	1.48%	1.38%	1.35%	1.34%	1.34%
Allowance for credit losses to nonperforming loans	165%	212%	229%	223%	212%
Nonperforming loans to total loans	0.89%	0.65%	0.59%	0.60%	0.63%
Nonperforming assets to total assets	0.61%	0.45%	0.38%	0.39%	0.41%
Annualized net charge offs to average loans (QTD)	0.23%	0.27%	0.22%	0.19%	0.19%
Annualized net charge offs to average loans (YTD)	0.23%	0.22%	0.20%	0.19%	0.19%
Annualized net credit card charge offs to average credit card loans (QTD)	2.72%	2.63%	3.23%	2.50%	2.88%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Mar 2025			Three Months Ended Dec 2024			Three Months Ended Mar 2024
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$241,021	$2,703	4.55%	$238,731	$2,913	4.85%	$211,121	$3,010	5.73%
Investment securities - taxable	3,540,559	31,584	3.62%	3,633,138	34,459	3.77%	4,162,455	42,198	4.08%
Investment securities - non-taxable (FTE)	2,608,070	21,217	3.30%	2,633,148	21,260	3.21%	2,635,368	21,301	3.25%
Mortgage loans held for sale	8,142	122	6.08%	10,713	180	6.68%	9,048	148	6.58%
Loans - including fees (FTE)	16,920,050	258,625	6.20%	17,212,034	273,594	6.32%	16,900,496	262,414	6.24%

Total interest earning assets (FTE)	23,317,842	314,251	5.47%	23,727,764	332,406	5.57%	23,918,488	329,071	5.53%
Non-earning assets	3,360,786			3,351,179			3,340,911

Total assets	$26,678,628			$27,078,943			$27,259,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$11,177,550	$67,895	2.46%	$10,967,450	$72,369	2.63%	$11,132,396	$78,692	2.84%
Time deposits	6,160,429	62,559	4.12%	6,397,251	70,661	4.39%	6,448,014	73,241	4.57%

Total interest bearing deposits	17,337,979	130,454	3.05%	17,364,701	143,030	3.28%	17,580,410	151,933	3.48%
Federal funds purchased and securities sold under agreement to repurchase	39,797	113	1.15%	47,314	119	1.00%	54,160	189	1.40%
Other borrowings	706,402	7,714	4.43%	932,366	11,386	4.86%	873,278	11,649	5.37%
Subordinated notes and debentures	366,312	6,134	6.79%	366,274	6,505	7.07%	366,160	6,972	7.66%

Total interest bearing liabilities	18,450,490	144,415	3.17%	18,710,655	161,040	3.42%	18,874,008	170,743	3.64%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,342,948			4,491,361			4,654,179
Other liabilities	320,721			333,781			284,191

Total liabilities	23,114,159			23,535,797			23,812,378
Stockholders’ equity	3,564,469			3,543,146			3,447,021

Total liabilities and stockholders’ equity	$26,678,628			$27,078,943			$27,259,399

Net interest income (FTE)		$169,836			$171,366			$158,328

Net interest spread (FTE)			2.30%			2.15%			1.89%

Net interest margin (FTE)			2.95%			2.87%			2.66%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$32,388	$48,319	$24,740	$40,763	$38,871
Diluted earnings per share	0.26	0.38	0.20	0.32	0.31
Return on average assets	0.49%	0.71%	0.36%	0.60%	0.57%
Return on average common equity	3.69%	5.43%	2.81%	4.75%	4.54%
Return on tangible common equity (non-GAAP) (1)	6.61%	9.59%	5.27%	8.67%	8.33%
Net interest margin (FTE)	2.95%	2.87%	2.74%	2.69%	2.66%
Efficiency ratio (2)	66.94%	65.66%	75.70%	68.38%	69.41%
FTE adjustment	6,414	6,424	6,398	6,576	6,422
Average diluted shares outstanding	126,336,557	126,232,084	125,999,269	125,758,166	125,661,950
Cash dividends declared per common share	0.213	0.210	0.210	0.210	0.210
Accretable yield on acquired loans	1,084	1,863	1,496	1,569	1,123
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$33,122	$49,634	$46,005	$41,897	$40,351
Adjusted diluted earnings per share	0.26	0.39	0.37	0.33	0.32
Adjusted return on average assets	0.50%	0.73%	0.67%	0.62%	0.60%
Adjusted return on average common equity	3.77%	5.57%	5.22%	4.88%	4.71%
Adjusted return on tangible common equity	6.75%	9.83%	9.34%	8.89%	8.62%
Adjusted efficiency ratio (2)	64.75%	62.89%	63.38%	65.68%	66.42%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$32,388	$152,693	$104,374	$79,634	$38,871
Diluted earnings per share	0.26	1.21	0.83	0.63	0.31
Return on average assets	0.49%	0.56%	0.51%	0.59%	0.57%
Return on average common equity	3.69%	4.38%	4.02%	4.64%	4.54%
Return on tangible common equity (non-GAAP) (1)	6.61%	7.96%	7.39%	8.50%	8.33%
Net interest margin (FTE)	2.95%	2.74%	2.70%	2.68%	2.66%
Efficiency ratio (2)	66.94%	69.57%	71.00%	68.90%	69.41%
FTE adjustment	6,414	25,820	19,396	12,998	6,422
Average diluted shares outstanding	126,336,557	126,115,606	125,910,260	125,693,536	125,661,950
Cash dividends declared per common share	0.213	0.840	0.630	0.420	0.210
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$33,122	$177,887	$128,253	$82,248	$40,351
Adjusted diluted earnings per share	0.26	1.41	1.02	0.65	0.32
Adjusted return on average assets	0.50%	0.65%	0.63%	0.61%	0.60%
Adjusted return on average common equity	3.77%	5.10%	4.94%	4.80%	4.71%
Adjusted return on tangible common equity	6.75%	9.18%	8.96%	8.76%	8.62%
Adjusted efficiency ratio (2)	64.75%	64.56%	65.14%	66.05%	66.42%
END OF PERIOD
Book value per share	$28.04	$28.08	$28.11	$27.56	$27.42
Tangible book value per share	16.81	16.80	16.78	16.20	16.02
Shares outstanding	125,926,822	125,651,540	125,554,598	125,487,520	125,419,618
Full-time equivalent employees	2,949	2,946	2,972	2,961	2,989
Total number of financial centers	222	222	234	234	233

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$32,388	$48,319	$24,740	$40,763	$38,871
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	283	1,549
Early retirement program	—	200	(1)	118	219
Termination of vendor and software services	—	—	(13)	615	—
Loss (gain) on sale of securities	—	—	28,393	—	—
Branch right sizing (net)	994	1,581	410	519	236
Tax effect of certain items (1)	(260)	(466)	(7,524)	(401)	(524)

Certain items, net of tax	734	1,315	21,265	1,134	1,480

Adjusted earnings (non-GAAP)	$33,122	$49,634	$46,005	$41,897	$40,351

Diluted earnings per share	$0.26	$0.38	$0.20	$0.32	$0.31
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	—	0.01
Early retirement program	—	—	—	—	—
Termination of vendor and software services	—	—	—	0.01	—
Loss (gain) on sale of securities	—	—	0.23	—	—
Branch right sizing (net)	—	0.01	—	—	—
Tax effect of certain items (1)	—	—	(0.06)	—	—

Certain items, net of tax	—	0.01	0.17	0.01	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.26	$0.39	$0.37	$0.33	$0.32

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
QUARTER-TO-DATE
Noninterest income	$46,155	$43,558	$17,130	$43,299	$43,184
Certain noninterest income items
Loss (gain) on sale of securities	—	—	28,393	—	—

Adjusted noninterest income (non-GAAP)	$46,155	$43,558	$45,523	$43,299	$43,184

Noninterest expense	$144,580	$141,117	$137,193	$139,354	$139,879
Certain noninterest expense items
Early retirement program	—	(200)	1	(118)	(219)
FDIC Deposit Insurance special assessment	—	—	—	(283)	(1,549)
Termination of vendor and software services	—	—	13	(615)	—
Branch right sizing expense	(994)	(1,581)	(410)	(519)	(236)

Adjusted noninterest expense (non-GAAP)	143,586	139,336	136,797	137,819	137,875
Less: Fraud event	(4,300)	—	—	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$139,286	$139,336	$136,797	$137,819	$137,875

Salaries and employee benefits	$74,824	$71,588	$69,167	$70,716	$72,653
Certain salaries and employee benefits items
Early retirement program	—	(200)	1	(118)	(219)
Other	—	—	(1)	1	—

Adjusted salaries and employee benefits (non-GAAP)	$74,824	$71,388	$69,167	$70,599	$72,434

Other operating expenses	$46,051	$46,115	$44,540	$45,352	$42,513
Certain other operating expenses items
Termination of vendor and software services	—	—	13	(615)	—
Branch right sizing expense	(161)	(1,457)	(184)	(392)	(83)

Adjusted other operating expenses (non-GAAP)	$45,890	$44,658	$44,369	$44,345	$42,430

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$32,388	$152,693	$104,374	$79,634	$38,871
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	1,832	1,832	1,832	1,549
Early retirement program	—	536	336	337	219
Termination of vendor and software services	—	602	602	615	—
Loss (gain) on sale of securities	—	28,393	28,393	—	—
Branch right sizing (net)	994	2,746	1,165	755	236
Tax effect of certain items (1)	(260)	(8,915)	(8,449)	(925)	(524)

Certain items, net of tax	734	25,194	23,879	2,614	1,480

Adjusted earnings (non-GAAP)	$33,122	$177,887	$128,253	$82,248	$40,351

Diluted earnings per share	$0.26	$1.21	$0.83	$0.63	$0.31
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	0.02	0.02	0.02	0.01
Early retirement program	—	—	—	—	—
Termination of vendor and software services	—	—	—	—	—
Loss (gain) on sale of securities	—	0.23	0.23	—	—
Branch right sizing (net)	—	0.02	0.01	0.01	—
Tax effect of certain items (1)	—	(0.07)	(0.07)	(0.01)	—

Certain items, net of tax	—	0.20	0.19	0.02	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.26	$1.41	$1.02	$0.65	$0.32

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
YEAR-TO-DATE
Noninterest income	$46,155	$147,171	$103,613	$86,483	$43,184
Certain noninterest income items
Loss (gain) on sale of securities	—	28,393	28,393	—	—

Adjusted noninterest income (non-GAAP)	$46,155	$175,564	$132,006	$86,483	$43,184

Noninterest expense	$144,580	$557,543	$416,426	$279,233	$139,879
Certain noninterest expense items
Early retirement program	—	(536)	(336)	(337)	(219)
FDIC Deposit Insurance special assessment	—	(1,832)	(1,832)	(1,832)	(1,549)
Termination of vendor and software services	—	(602)	(602)	(615)	—
Branch right sizing expense	(994)	(2,746)	(1,165)	(755)	(236)

Adjusted noninterest expense (non-GAAP)	143,586	551,827	412,491	275,694	137,875
Less: Fraud event	(4,300)	—	—	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$139,286	$551,827	$412,491	$275,694	$137,875

Salaries and employee benefits	$74,824	$284,124	$212,536	$143,369	$72,653
Certain salaries and employee benefits items
Early retirement program	—	(536)	(336)	(337)	(219)
Other	—	—	—	1	—

Adjusted salaries and employee benefits (non-GAAP)	$74,824	$283,588	$212,200	$143,033	$72,434

Other operating expenses	$46,051	$178,520	$132,405	$87,865	$42,513
Certain other operating expenses items
Termination of vendor and software services	—	(602)	(602)	(615)	—
Branch right sizing expense	(161)	(2,116)	(659)	(475)	(83)

Adjusted other operating expenses (non-GAAP)	$45,890	$175,802	$131,144	$86,775	$42,430

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,531,485	$3,528,872	$3,528,833	$3,458,869	$3,439,126
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(93,714)	(97,242)	(101,093)	(104,943)	(108,795)

Total intangibles	(1,414,513)	(1,418,041)	(1,421,892)	(1,425,742)	(1,429,594)

Tangible common stockholders’ equity	$2,116,972	$2,110,831	$2,106,941	$2,033,127	$2,009,532

Total assets	$26,792,991	$26,876,049	$27,269,404	$27,369,072	$27,372,175
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(93,714)	(97,242)	(101,093)	(104,943)	(108,795)

Total intangibles	(1,414,513)	(1,418,041)	(1,421,892)	(1,425,742)	(1,429,594)

Tangible assets	$25,378,478	$25,458,008	$25,847,512	$25,943,330	$25,942,581

Ratio of common equity to assets	13.18%	13.13%	12.94%	12.64%	12.56%

Ratio of tangible common equity to tangible assets	8.34%	8.29%	8.15%	7.84%	7.75%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,531,485	$3,528,872	$3,528,833	$3,458,869	$3,439,126
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(93,714)	(97,242)	(101,093)	(104,943)	(108,795)

Total intangibles	(1,414,513)	(1,418,041)	(1,421,892)	(1,425,742)	(1,429,594)

Tangible common stockholders’ equity	$2,116,972	$2,110,831	$2,106,941	$2,033,127	$2,009,532

Shares of common stock outstanding	125,926,822	125,651,540	125,554,598	125,487,520	125,419,618

Book value per common share	$28.04	$28.08	$28.11	$27.56	$27.42

Tangible book value per common share	$16.81	$16.80	$16.78	$16.20	$16.02

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$8,614,833	$8,467,291	$8,355,496	$8,186,903	$8,413,514
Less: Collateralized deposits (excluding portion that is FDIC insured)	3,005,328	2,790,339	2,710,167	2,835,424	2,995,241
Less: Intercompany eliminations	1,073,500	1,045,734	986,626	943,979	775,461

Total uninsured, non-collateralized deposits	$4,536,005	$4,631,218	$4,658,703	$4,407,500	$4,642,812

FHLB borrowing availability	$4,432,000	$4,716,000	$4,955,000	$4,910,000	$5,326,000
Unpledged securities	4,197,000	4,103,000	4,110,000	4,145,000	4,122,000
Fed funds lines, Fed discount window and
Bank Term Funding Program (1)	1,780,000	2,081,000	2,109,000	2,065,000	2,009,000

Additional liquidity sources	$10,409,000	$10,900,000	$11,174,000	$11,120,000	$11,457,000

Uninsured, non-collateralized deposit coverage ratio	2.3	2.4	2.4	2.5	2.5

(1) The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.
Calculation of Net Charge Off Ratio
Net charge offs	$9,648	$11,536	$9,314	$8,077	$8,070
Less: Net charge offs from run-off portfolio (1)	1,900	2,500	3,500	6,700	4,500

Net charge offs excluding run-off portfolio	$7,748	$9,036	$5,814	$1,377	$3,570

Average total loans	$16,920,050	$17,212,034	$17,208,162	$17,101,799	$16,900,496

Annualized net charge offs to average loans (NCO ratio)	0.23%	0.27%	0.22%	0.19%	0.19%

NCO ratio, excluding net charge offs associated with run-off portfolio (annualized)	0.19%	0.21%	0.13%	0.03%	0.08%

(1)	Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$32,388	$48,319	$24,740	$40,763	$38,871
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	283	1,549
Early retirement program	—	200	(1)	118	219
Termination of vendor and software services	—	—	(13)	615	—
Loss (gain) on sale of securities	—	—	28,393	—	—
Branch right sizing (net)	994	1,581	410	519	236
Tax effect of certain items (2)	(260)	(466)	(7,524)	(401)	(524)

Adjusted earnings (non-GAAP)	$33,122	$49,634	$46,005	$41,897	$40,351

Average total assets	$26,678,628	$27,078,943	$27,216,440	$27,305,277	$27,259,399

Return on average assets	0.49%	0.71%	0.36%	0.60%	0.57%

Adjusted return on average assets (non-GAAP)	0.50%	0.73%	0.67%	0.62%	0.60%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$32,388	$48,319	$24,740	$40,763	$38,871
Amortization of intangibles, net of taxes	2,605	2,843	2,845	2,845	2,844

Total income available to common stockholders	$34,993	$51,162	$27,585	$43,608	$41,715

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$—	$—	$—	$283	$1,549
Early retirement program	—	200	(1)	118	219
Termination of vendor and software services	—	—	(13)	615	—
Loss (gain) on sale of securities	—	—	28,393	—	—
Branch right sizing (net)	994	1,581	410	519	236
Tax effect of certain items (2)	(260)	(466)	(7,524)	(401)	(524)

Adjusted earnings (non-GAAP)	33,122	49,634	46,005	41,897	40,351
Amortization of intangibles, net of taxes	2,605	2,843	2,845	2,845	2,844

Total adjusted earnings available to common stockholders (non-GAAP)	$35,727	$52,477	$48,850	$44,742	$43,195

Average common stockholders’ equity	$3,564,469	$3,543,146	$3,505,141	$3,451,155	$3,447,021
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(95,787)	(99,405)	(103,438)	(107,173)	(111,023)

Total average intangibles	(1,416,586)	(1,420,204)	(1,424,237)	(1,427,972)	(1,431,822)

Average tangible common stockholders’ equity (non-GAAP)	$2,147,883	$2,122,942	$2,080,904	$2,023,183	$2,015,199

Return on average common equity	3.69%	5.43%	2.81%	4.75%	4.54%

Return on tangible common equity	6.61%	9.59%	5.27%	8.67%	8.33%

Adjusted return on average common equity (non-GAAP)	3.77%	5.57%	5.22%	4.88%	4.71%

Adjusted return on tangible common equity (non-GAAP)	6.75%	9.83%	9.34%	8.89%	8.62%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$144,580	$141,117	$137,193	$139,354	$139,879
Certain noninterest expense items (non-GAAP)
Early retirement program	—	(200)	1	(118)	(219)
FDIC Deposit Insurance special assessment	—	—	—	(283)	(1,549)
Termination of vendor and software services	—	—	13	(615)	—
Branch right sizing expense	(994)	(1,581)	(410)	(519)	(236)
Other real estate and foreclosure expense adjustment	(198)	(317)	(87)	(117)	(179)
Amortization of intangibles adjustment	(3,527)	(3,850)	(3,851)	(3,852)	(3,850)

Adjusted efficiency ratio numerator	$139,861	$135,169	$132,859	$133,850	$133,846

Net interest income	$163,422	$164,942	$157,712	$153,905	$151,906
Noninterest income	46,155	43,558	17,130	43,299	43,184
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,414	6,424	6,398	6,576	6,422

Efficiency ratio denominator	215,991	214,924	181,240	203,780	201,512
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	—	—	28,393	—	—

Adjusted efficiency ratio denominator	$215,991	$214,924	$209,633	$203,780	$201,512

Efficiency ratio (1)	66.94%	65.66%	75.70%	68.38%	69.41%

Adjusted efficiency ratio (non-GAAP) (1)	64.75%	62.89%	63.38%	65.68%	66.42%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$163,422	$164,942	$157,712	$153,905	$151,906
Noninterest income	46,155	43,558	17,130	43,299	43,184

Total revenue	209,577	208,500	174,842	197,204	195,090
Certain items, pre-tax (non-GAAP)
Less: Gain (loss) on sale of securities	—	—	(28,393)	—	—

Adjusted total revenue	$209,577	$208,500	$203,235	$197,204	$195,090

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$163,422	$164,942	$157,712	$153,905	$151,906
Noninterest income	46,155	43,558	17,130	43,299	43,184

Total revenue	209,577	208,500	174,842	197,204	195,090
Less: Noninterest expense	144,580	141,117	137,193	139,354	139,879

Pre-Provision Net Revenue (PPNR)	$64,997	$67,383	$37,649	$57,850	$55,211

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$64,997	$67,383	$37,649	$57,850	$55,211
Certain items, pre-tax (non-GAAP)
Plus: Loss (gain) on sale of securities	—	—	28,393	—	—
Plus: FDIC Deposit Insurance special assessment	—	—	—	283	1,549
Plus: Early retirement program costs	—	200	(1)	118	219
Plus: Termination of vendor and software services	—	—	(13)	615	—
Plus: Branch right sizing costs (net)	994	1,581	410	519	236

Adjusted Pre-Provision Net Revenue	$65,991	$69,164	$66,438	$59,385	$57,215

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31 2025	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$32,388	$152,693	$104,374	$79,634	$38,871
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	1,832	1,832	1,832	1,549
Early retirement program	—	536	336	337	219
Termination of vendor and software services	—	602	602	615	—
Loss (gain) on sale of securities	—	28,393	28,393	—	—
Branch right sizing (net)	994	2,746	1,165	755	236
Tax effect of certain items (2)	(260)	(8,915)	(8,449)	(925)	(524)

Adjusted earnings (non-GAAP)	$33,122	$177,887	$128,253	$82,248	$40,351

Average total assets	$26,678,628	$27,214,647	$27,260,212	$27,282,338	$27,259,399

Return on average assets	0.49%	0.56%	0.51%	0.59%	0.57%

Adjusted return on average assets (non-GAAP)	0.50%	0.65%	0.63%	0.61%	0.60%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$32,388	$152,693	$104,374	$79,634	$38,871
Amortization of intangibles, net of taxes	2,605	11,377	8,534	5,689	2,844

Total income available to common stockholders	$34,993	$164,070	$112,908	$85,323	$41,715

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$—	$1,832	$1,832	$1,832	$1,549
Early retirement program	—	536	336	337	219
Termination of vendor and software services	—	602	602	615	—
Loss (gain) on sale of securities	—	28,393	28,393	—	—
Branch right sizing (net)	994	2,746	1,165	755	236
Tax effect of certain items (2)	(260)	(8,915)	(8,449)	(925)	(524)

Adjusted earnings (non-GAAP)	33,122	177,887	128,253	82,248	40,351
Amortization of intangibles, net of taxes	2,605	11,377	8,534	5,689	2,844

Total adjusted earnings available to common stockholders (non-GAAP)	$35,727	$189,264	$136,787	$87,937	$43,195

Average common stockholders’ equity	$3,564,469	$3,486,822	$3,467,908	$3,449,089	$3,447,021
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(95,787)	(105,239)	(107,197)	(109,098)	(111,023)

Total average intangibles	(1,416,586)	(1,426,038)	(1,427,996)	(1,429,897)	(1,431,822)

Average tangible common stockholders’ equity (non-GAAP)	$2,147,883	$2,060,784	$2,039,912	$2,019,192	$2,015,199

Return on average common equity	3.69%	4.38%	4.02%	4.64%	4.54%

Return on tangible common equity	6.61%	7.96%	7.39%	8.50%	8.33%

Adjusted return on average common equity (non-GAAP)	3.77%	5.10%	4.94%	4.80%	4.71%

Adjusted return on tangible common equity (non-GAAP)	6.75%	9.18%	8.96%	8.76%	8.62%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$144,580	$557,543	$416,426	$279,233	$139,879
Certain noninterest expense items (non-GAAP)
Early retirement program	—	(536)	(336)	(337)	(219)
FDIC Deposit Insurance special assessment	—	(1,832)	(1,832)	(1,832)	(1,549)
Termination of vendor and software services	—	(602)	(602)	(615)	—
Branch right sizing expense	(994)	(2,746)	(1,165)	(755)	(236)
Other real estate and foreclosure expense adjustment	(198)	(700)	(383)	(296)	(179)
Amortization of intangibles adjustment	(3,527)	(15,403)	(11,553)	(7,702)	(3,850)

Adjusted efficiency ratio numerator	$139,861	$535,724	$400,555	$267,696	$133,846

Net interest income	$163,422	$628,465	$463,523	$305,811	$151,906
Noninterest income	46,155	147,171	103,613	86,483	43,184
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,414	25,820	19,396	12,998	6,422

Efficiency ratio denominator	215,991	801,456	586,532	405,292	201,512

Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	—	28,393	28,393	—	—

Adjusted efficiency ratio denominator	$215,991	$829,849	$614,925	$405,292	$201,512

Efficiency ratio (1)	66.94%	69.57%	71.00%	68.90%	69.41%

Adjusted efficiency ratio (non-GAAP) (1)	64.75%	64.56%	65.14%	66.05%	66.42%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.